UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

PINNACLE ENTERTAINMENT, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8918 Spanish Ridge Avenue, Las Vegas, Nevada	89148
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 541-7777

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 25, 2011, PNK Development 18, LLC, a Delaware limited liability company (“PNK 18”) and a wholly owned subsidiary of Pinnacle Entertainment, Inc. (the “Company”), entered into a subscription agreement (the “Subscription Agreement”) with Asian Coast Development (CANADA) LTD, a British Columbia corporation (“ACDL”). ACDL is the owner and developer of the Ho Tram Strip beachfront complex of destination integrated resorts and residential developments in southern Vietnam. The Ho Tram Strip is expected to be Vietnam’s first destination integrated resort and gaming complex and is scheduled to open in multiple phases. The multi-property resort complex is being developed by ACDL under an investment certificate from the Government of Vietnam.
Pursuant to the Subscription Agreement, PNK 18 agreed to purchase 26% of the common shares and Series V preferred shares of ACDL for a total purchase price of $95 million, subject to customary closing conditions. The Subscription Agreement also provides customary representations and warranties as well as covenants of each of the parties.
Upon the closing of the Subscription Agreement, a subsidiary of PNK 18 would enter into a management agreement to manage the second integrated resort at the Ho Tram Strip through the year 2058 (with a potential 20-year extension), on terms set forth in such management agreement. Also upon the closing of the Subscription Agreement, PNK 18 would enter into a shareholders agreement with ACDL and certain entities affiliated with Harbinger Capital Partners, representing the majority shareholder of ACDL, pursuant to which PNK 18 would have, in general, proportional board representation and certain minority shareholder rights, including preemptive rights, tag-along rights. PNK 18’s shares would be subject to restrictions on transfer, rights of first negotiation, drag-along rights and other restrictions.

Item 7.01. Regulation FD Disclosure.

On May 26, 2011, the Company issued a press release regarding its investment in ACDL. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. In addition, on May 26, 2011, the Company has scheduled a conference call with investors and analysts to discuss the Company’s investment in ACDL at 9:00 a.m. Eastern time (6:00 a.m. Pacific time). The Company intends to discuss an investor presentation during the conference call and in one or more meetings with investors and analysts. A copy of the investor presentation is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information furnished in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press release dated May 26, 2011, issued by Pinnacle Entertainment, Inc.
Exhibit 99.2	Pinnacle Entertainment, Inc. Investor Presentation.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: May 26, 2011

By: /s/ John A. Godfrey
John A. Godfrey
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press release dated May 26, 2011, issued by Pinnacle Entertainment, Inc.
Exhibit 99.2	Pinnacle Entertainment, Inc. Investor Presentation.